SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date Of Report (Date of earliest event reported): November 26, 2003

K2 INC.

(Exact name of the registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-4290 (Commission File Number)	95-2077125 (I.R.S. Employer Identification Number)

2051 PALOMAR AIRPORT ROAD, CARLSBAD, CA (Address of principal executive offices)	92009 (Zip Code)

Registrant’s telephone number, including area code: (760) 494-1000

N/A

(Former name or former address, if changed since last report)

EXPLANATORY NOTE

This Form 8-K/A amends the Form 8-K filed on November 26, 2003 (the “Original Form 8-K”). The Original Form 8-K is incorporated herein by reference.

This Current Report on Form 8-K/A is being filed solely to change the Item number pursuant to which certain information contained in Item 5 of the Original Form 8-K was filed. This certain information was incorrectly filed under Item 5 rather than Item 9. A separate Form 8-K is being filed on the date hereof with respect to the information to be properly furnished under Item 9. Item number 5 of the Original Form 8-K is hereby deleted in its entirety and replaced with the following Item 5:

Item 5.	Other Events and Required FD Disclosure.

On November 26, 2003, K2 Inc. (the “Company”), announced that it had entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), dated as of November 25, 2003, by and among the Company, Fotoball USA, Inc. (“Fotoball USA”) and Boca Acquisition Sub, Inc., pursuant to which the Company will commence an exchange offer to purchase all outstanding shares of Fotoball USA followed by a merger of Fotoball USA with a wholly-owned subsidiary of the Company, subject to the terms and conditions described in the Merger Agreement.

A copy of the Company’s press release announcing the execution of the Merger Agreement is filed as Exhibit 99.1 to this Current Report on Form 8-K and, except for paragraph 7, is incorporated by reference into this Item 5.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

K2 INC.

Date: December 2, 2003	By:	/s/ JOHN J. RANGEL

John J. Rangel Senior Vice President and Chief Financial Officer

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